EXHIBIT 10(m)



                                 WELLMAN, INC.

                             AMENDED AND RESTATED
                     EXECUTIVE RETIREMENT RESTORATION PLAN




                      Effective as of January 1, 1993,
                 and as Amended, Effective as of April 1, 1998

                                  TABLE OF CONTENTS

SECTION                      TITLE                                       PAGE
-------                      -----                                       ----

                             PREAMBLE                                     1

I                            DEFINITIONS                                  1

                             1.1   Beneficiary                            1

                             1.2   Code                                   1

                             1.3   Committee                              1

                             1.4   Company                                1

                             1.5   Company Contribution Credits           1

                             1.6   Company Contribution Credits Account   1

                             1.7   Compensation                         1-2

                             1.8   Contribution Credits Account           2

                             1.9   Deferral Election Form                 2

                             1.10  Disability                             2

                             1.11  Employee Contribution Credits          2

                             1.12  Employee Contribution Credits Account  2

                             1.13  ESOP                                   2

                             1.14  IRS                                    2

                             1.15  Limited Compensation                   2

                             1.16  Participant                          2-3

                             1.17  Plan                                   3

                             1.19  Plan Year                              3

                             1.19  Profit Sharing Plan                    3

                             1.20  Qualified Retirement Plans             3

                             1.21  Retirement                             3

                             1.22  Retirement Plan                        3








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                                 TABLE OF CONTENTS

                                   (CONTTNUED)

SECTION                      TITLE                                       PAGE
-------                      -----                                       ----

                             1.23  Service                                 3

                             1.24  The Masculine Gender                    3

II                           ELIGIBILITY FOR RETIREMENT BENEFITS           3

III                          CONTRIBUTIONS TO THE PLAN                     4

                             3.1   Amount of Company Contribution Credits  4

                             3.2   Amount of Employee Contribution Credits 4

                             3.3   Crediting of Earnings                   5

IV                           DISTRIBUTABLE EVENTS AND DISTRIBUTION
                             OF AMOUNTS                                    6

                             4.1   Retirement                              6

                             4.2   Death                                   6

                             4.3   Termination of Employment             6-7

                             4.4   Withdrawals/Loans Not Allowed           7

V                            MISCELLANEOUS                               7-8

                                  PREAMBLE


The purpose of the Wellman, Inc. Executive Retirement Restoration Plan is to provide for a selected group of senior executives an unfunded, non-qualified defined contribution plan whose purposes are to (1) restore employer contributions which cannot be made to the Company's qualified retirement plans on behalf of these executives due to various IRS restrictions imposed on such plans and (2) provide a mechanism for these executives to defer compensation which cannot be contributed to the Company's qualified retirement plan due to similar and additional IRS restrictions.

The Company plans whose employer contributions and employee deferral opportunities are restored within this Plan include the following:

           - the Wellman, Inc. Employee Stock Ownership Plan and Trust; and
           - the Wellman, Inc. Retirement Plan.

The senior executives who are eligible to participate in this Plan will be nominated and confirmed by the Compensation Committee of the Board of Directors of Wellman, Inc. Each eligible executive must complete a Deferral Election Form prior to the beginning of the period for which such deferrals shall become effective.

This Plan shall initially be effective January 1, 1993, and as amended, shall be effective as of April 1, 1998, with a proviso that any compensation deferred by the executive into this Plan shall not be taken out of compensation earned prior to the effective date of the executive's election.

                                  SECTION I
                                 DEFINITIONS

1.1 "Beneficiary" shall mean any person or persons last designated by the Participant to receive amounts payable in accordance with this Plan in the event of the Participant's death. In the absence of such designated person or persons, the Participant's beneficiary shall be deemed to be his estate.

1.2  "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.3 "Committee" shall mean the Compensation Committee as appointed by the Board of Directors of the Company, which has been given authority by the Board of Directors to designate Participants and to administer the Plan.

1.4 "Company" means Wellman, Inc. and all affiliated employers participating in the Qualified Retirement Plans.

1.5 "Company Contribution Credits" shall mean the amount of Company contributions allocated to a Participant's account for any Plan Year to restore lost Company contributions under the Qualified Retirement Plans in accordance with Section 3.1.

1.6 "Company Contribution Credits Account" shall mean the account that will be established by the Company to which shall be credited the Participant's Company Contribution Credits plus any earnings credited thereon in accordance with Section 3.3.

1.7 "Compensation" shall mean the base compensation paid to a Participant during a Plan Year with respect to services performed for the Company plus bonuses and payments made under the Profit Sharing Plan (other than such

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bonuses and Profit Sharing Plan payments received after the Participant's termination of employment with the Company) plus any elective contributions made by the Company on behalf of the Participant with respect to such Plan Year which are not includible in his gross income under Sections 125 or 402(g) of the Code or as deferred under this Plan as Employee Contribution Credits plus any amounts deferred under the Wellman, Inc. Deferred Compensation and Restricted Stock Plan which are not includible in his gross income, determined without regard to any limitation imposed under Section 401(a)(17) of the Code. In no event shall Compensation include any compensation attributable to a Participant's receipt or exercise of any stock options.

1.8 "Contribution Credits Account" shall mean the sum of the Company Contribution Credits Account and Employee Contribution Credits Account.

1.9 "Deferral Election Form" shall mean the form made available by the Committee to a Participant which, when properly executed by the Participant, effects his participation in the Plan for the next following Plan Year. However, within the first year in which the Participant has become eligible for the Plan, the Participant may make a Deferral Election which effects his participation in the Plan with respect to Compensation earned following his election but within the same Plan Year. A Deferral Election, once made, shall continue in effect from Plan Year to Plan Year until it is modified or revoked. Such change shall only be effective as of the first day of the Plan Year following the Plan Year in which it is executed.

1.10 "Disability" shall mean total disability as determined by the Committee.

1.11 "Employee Contribution Credits" shall mean the amount of employee contributions allocated to a Participant's account for any Plan Year based on the Participant's election to defer Compensation in accordance with Section 3.2.

1.12 "Employee Contribution Credits Account" shall mean the account that will be established by the Company to which shall be credited the Participant's Employee Contribution Credits plus any earnings credited thereon in accordance with Section 3.3.

1.13  "ESOP" shall mean the Wellman, Inc. Employee Stock Ownership Plan and
Trust.

1.14  "IRS" shall mean the Internal Revenue Service.

1.15 "Limited Compensation" shall mean a Participant's Compensation as defined in Section 1.7 but determined with regard to the limitation imposed under Section 40l(a)(17) of the Code.

1.16 "Participant" shall mean an individual who is in a select group of management or highly compensated employees of the Company designated as a Participant by the Committee. An employee shall become a Participant in the Plan once he is selected by, named, or identified in the resolutions of the Committee for inclusion in the Plan, and subsequently completes a Deferral Election Form which provides for amounts to be credited to this Plan in accordance with Section 3.2.

   A Participant shall have the right exercisable within thirty days prior to the beginning of any calendar year to elect to have Employee Contribution


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Credits allocated to his Employee Contribution Credits Account for the
ensuing Plan Year by so electing on a new Deferral Election Form.

   If a Participant does not execute and file a new Deferral Election Form with the Committee, the Deferral Election previously made by the Participant shall continue in effect.

1.17  "Plan" shall mean the Wellman, Inc.  Executive Retirement Restoration
Plan.

1.18 "Plan Year" shall mean the period from January 1, 1993 to December 31, 1993 and the twelve month period ending each December 31 thereafter.

1.19 "Profit Sharing Plan" shall mean the Wellman, Inc. Employee Profit Sharing Plan.

1.20 "Qualified Retirement Plans" shall mean the following basic retirement plans sponsored by Wellman, Inc. for its employees: (a) the ESOP and (b) the Retirement Plan.

1.21 "Retirement" shall mean the termination of a Participant's employment with the Company, and any member of the same controlled group of corporations, as defined in Section 1563(a) of the Code, on one of the retirement dates specified in Section II.

1.22  "Retirement Plan" shall mean the Wellman, Inc.  Retirement Plan.

1.23  "Service" shall mean a Participant's Service as defined in the ESOP.

1.24 The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary. Wherever appropriate, terms used in this Plan shall have the meaning assigned to such terms under the Qualified Retirement Plans.

                                  SECTION II

                  ELIGIBILITY FOR RETIREMENT BENEFITS

Each Participant is eligible to retire and receive a benefit under this Plan upon his Retirement beginning on one of the following dates:

   (a) "Normal Retirement Date", which is the date the Participant attains his 65th birthday;
   (b) "Early Retirement Date", which is the date on or after the date the Participant attains his 55th birthday and completes 5 years of Service;
   (c) "Postponed Retirement Date", which is the date following the Participant's Normal Retirement Date on which the Participant terminates employment with the Company. To the extent permitted by law, the Company reserves the right to require that a Participant obtain written consent from the Committee to continue his employment beyond his Normal Retirement Date in accordance with this Section II;
   (d) "Disability Retirement Date", which is the date on which the Participant's employment is terminated due to Disability.





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
                                SECTION III

                        CONTRIBUTIONS TO THE PLAN

3.1 Amount of Company Contribution Credits The Company Contribution Credits for a Participant under this Plan on behalf of each Plan Year shall equal the sum of the following: (a) the excess, if any, of (i) the amount of Pension Contributions and Performance Contributions under the Retirement Plan to which the Participant would have been entitled based on his Compensation and without regard to Code restrictions on contributions made by or on behalf of the Participant over (ii) the amount of Pension Contributions and Performance Contributions actually contributed by the Company to the Retirement Plan based on his Limited Compensation; (b) the excess, if any, of (i) the amount of Basic Contributions under the ESOP to which the Participant would have been entitled based on his Compensation and without regard to Code restrictions on contributions made by or on behalf of the Participant over
(ii) the amount of Basic Contributions actually contributed by the Company to the ESOP based on his Limited Compensation; and (c) the excess, if any, of
(i) the combined amount of Company matching contributions under the Retirement Plan and the ESOP to which the Participant would have been entitled without regard to Code restrictions on contributions made by or on behalf of the Participant based on (A) the sum of his Employee Contribution Credits as defined under this Plan and his Compensation Deferral Contributions under the Retirement Plan and under the ESOP and (B) the actual matching contribution percentages for the Plan Year over (ii) the combined amount of Company matching contributions actually contributed to the Retirement Plan and ESOP based on the Compensation Deferral Contributions made on behalf of the Participant to these plans and the actual matching contribution percentages for the Plan Year. With respect to a Participant whose date of employment occurs during the Plan Year in which he is first eligible to participate, the calculation of Company Contribution Credits under this Section 3.1 shall be made under the presumption that the Participant was eligible upon his date of employment with the Company to participate in the Retirement Plan and the ESOP, but without presuming contributions on his behalf.

3.2 Amount of Employee Contribution Credits The Employee Contribution Credits for a Participant under this Plan on behalf of each Plan Year shall equal the excess, if any, of (i) the Compensation Deferral Contributions which would have been made on behalf of the Participant under the Retirement Plan and under the ESOP based on his Compensation and without regard to Code restrictions on contributions made by or on behalf of the Participant over
(ii) the amount of Compensation Deferral Contributions actually made on behalf of the Participant to the Retirement Plan and ESOP based on his Limited Compensation. With respect to a Participant whose date of employment occurs during the Plan Year in which he is first eligible to participate, the calculation of Employee Contribution Credits under this Section 3.2 shall be made under the presumption that the Participant was eligible upon his date of employment with the Company to participate in the Retirement Plan and the ESOP, but without presuming contributions on his behalf.

The amount of Employee Contribution Credits for any Plan Year will be determined by a properly executed Deferral Election Form which requires the Employee to irrevocably agree to make the maximum Compensation Deferral Contributions for the applicable Plan Year as permitted under the Retirement Plan and ESOP.

3.3  Crediting of Earnings

   (A)  Sub-Accounts

   Each Participant's Company Contribution Credits Account and Employee Contribution Credits Account shall be comprised of two sub-accounts: a Cash Account and a Stock Account.

   For Plan Years up to and including the earlier of the Plan Year in which a Participant attains age 55 or incurs a distributable event under Section IV, new Company Contribution Credits and Employee Contribution Credits shall be credited to the Stock Account. For Plan Years thereafter, new Company Contribution Credits and Employee Contribution Credits shall be credited to the Cash Account. As of December 31st of the earlier of the Plan Year in which the Participant attains age 55 or incurs a distributable event under Section IV, and as of December 31st of each Plan Year thereafter, a portion of the dollar value of the Participant's existing Stock Account shall be automatically transferred to the Cash Account. The portion so transferred shall be a ratio the numerator of which is the number of December 31sts that have occurred since the earlier of the date that the Participant attained age 55 or incurred a distributable event and the denominator of which is 10. For example, as of the first December 31st on or following a Participant's 55th birthday, 1/10th of the value of the Stock Account will be transferred to the Cash Account, as of the second December 31st, 2/10ths, and so on.

   (B)  Stock Account

   The amount allocated as a credit to the Stock Account shall be converted to share units as follows: Amounts credited as of a date in any calendar month (or such other period not to exceed a year as may be specified by the Compensation Committee in a duly adopted resolution) shall be converted to a number of share units determined on the basis of the closing price of shares of common stock of Wellman, Inc. on the New York Stock Exchange on the last trading day of that month (or other period specified by the Compensation Committee), as reported by The Wall Street Journal.

   Share units shall be credited with dividend equivalents as and when dividends are declared on shares of common stock of Wellman, Inc. Such credits shall be converted to additional share units determined on the basis of the closing price of shares of common stock of Wellman, Inc. on the New York Stock Exchange on the last trading day of the year in which such dividends are paid, as reported by The Wall Street Journal.

   The value of share united credited to a Participant hereunder as of any relevant date shall equal the closing price of shares of common stock of Wellman, Inc. on the New York Stock Exchange on such date or the nearest preceding trading date, as reported by The Wall Street Journal.

   (C)  Cash Account

   The amount allocated as a credit to the Cash Account shall be converted to a cash balance to be credited with interest as follows: Interest shall be credited on a monthly basis in each Cash Account and shall be determined by multiplying the beginning balance of such account less distributions for such month by the rate of interest equal to the total return earned by an index or investment fund specified by the Compensation Committee for such month.

                               SECTION IV

                DISTRIBUTABLE EVENTS AND DISTRIBUTION OF AMOUNTS

4.1  Retirement

A Participant who reaches Retirement and retires from the Company shall receive his Contribution Credits Account in ten annual installments payable as of the beginning of each Plan Year following his Retirement date. Such installments shall equal the Contribution Credits Account as of the end of the Plan Year in which the Participant shall retire or terminate employment divided by the appropriate number of remaining annual installments. Payments to a Participant or Beneficiary shall be made first from the Participant's Cash Account and then from the Participant's Stock Account, as those sub-accounts are defined pursuant to Section 3.3 of the Plan.

At the discretion of the Compensation Committee, the entire Contribution Credits Account may be payable in a single lump sum distribution based on market value of the Participant's account as of the end of a calendar quarter following the Participant's Retirement. Once a lump sum distribution is made to the Participant, there shall be no further benefits payable to the Participant or his Beneficiary from the Plan.

All payments to Participants and Beneficiaries from the Plan shall be made in cash.

4.2  Death

At the time that an Employee becomes a Participant, he shall designate in writing a Beneficiary to receive any payments to which he would have been entitled under the terms of the Plan. The Beneficiary referred to in this paragraph may be designated or changed by the Participant (without the consent of any prior Beneficiary) on a form provided by the Committee and delivered to the Committee before his death. If no such Beneficiary shall have been designated, or if no designated Beneficiary shall survive the Participant, payments shall be made to the Participant's estate.

If the Participant's employment is terminated because of death, then the Company shall deem the Participant to be fully vested and make payments to his designated Beneficiary in the same manner and to the extent as provided in Section 4.1 as if the Participant had retired on the date of his death.

4.3  Termination of Employment

In the event a Participant's employment with the Company terminates after five years of Service for reasons other than Retirement or death, the Company shall make payment to the Participant of the entire Contribution Credits Account in the same manner and to the extent provided in Section 4.1 as if the person retired on the date of termination. If the Participant's employment terminates prior to five years of Service, the entire Employee Contribution Credits Account and only the vested portion, if any, of the Company Contribution Credits Account will be available for payment to the Participant in the same manner and to the extent provided in Section 4.1 as if the person retired on the date of termination. The Company Contribution Credits Account shall become vested, or non-forfeitable, to the Participant in twenty percent (20%) increments based on the Participant's years of Service as follows:

              Years of Service               Percent Vested
              ----------------               --------------

              Less than One                         0%
              One                                  20%
              Two                                  40%
              Three                                60%
              Four                                 80%
              Five                                100%

4.4  Withdrawals/Loans Not Allowed

No benefits shall be paid nor loans granted from this Plan while a Participant is an employee of the Company. Benefits from the Plan shall be paid solely in accordance with the provisions of Sections 4.1, 4.2 and 4.3 of the Plan.

                                 SECTION V

                               MISCELLANEOUS

5.1 The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. Upon termination, the Company shall pay to each Participant the entire value of his
Contribution Credits Account which would have been available had the Participant had a termination of Service after five years of Service. The Company will make payments in either installments or a single lump sum as soon as practicable after the effective date of the termination of the Plan. All payments to Participants pursuant to this Section 5.1 shall be made in cash.

5.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

5.3 The Company's obligations under this Plan shall be unfunded and an unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. All assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Company to a Participant or his Beneficiary. All rights of ownership in any assets are and remain in the Company. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan as it may be amended from time to time.

Notwithstanding the above, the Company reserves the right to establish a Rabbi Trust for this Plan similar to the trust described in Revenue Procedure 92-64 or any successor thereto or as otherwise provided in the Code.

5.4 The rights of a Participant or any Beneficiary of the Participant shall be solely those of an unsecured general creditor of the Company. A Participant or Beneficiary of the Participant shall have the right to receive those payments specified under this Plan only from the Company. These parties have no right to look to any specific or special property separate from the Company to satisfy a claim for benefit payments.

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A Participant agrees that neither he nor his Beneficiary shall have any right, claim, security interest, or any beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company.

Any such asset shall remain a general, unpledged and unrestricted asset of the Company.

A Participant also understands and agrees that his participation in the acquisition of any general asset for the Company shall not constitute a representation to the Participant or his Beneficiary that any of them has a special or beneficial interest in any general asset.

5.5 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

5.6 The Committee may adopt rules and regulations to assist it in the administration of the Plan. The Committee has sole and absolute discretion to interpret all provisions of the Plan and to determine entitlement to benefits under the Plan. The decision by the Committee regarding the Plan's provisions and benefits is final.

5.7 The Plan shall be binding upon the Company and any successor company through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, heirs, executors and administrators.

5.8 The Company may, in its sole discretion, permit the Participant to take a leave of absence for a period determined by the Committee. During such leave, the Participant will still be considered to be in the continuous employment of the Company for purposes of this Plan.

5.9 Each Participant shall receive a copy of this Plan or any amendments thereto and the Committee will make available for inspection by any Participant a copy of any rules and regulations used by the Committee in administering the Plan. Each Participant shall also be notified of any suspension or termination of this Plan.

5.10 The Company reserves the right to indefinitely or permanently suspend the portion of the installment payouts with respect to the Company Contribution Credits Account should a Participant, upon his termination of employment or Retirement from the Company, begin working on a consulting basis or as an employee of a competing organization. The Participant will continue to receive the remaining installment payments with respect to his Employee Contribution Credits Account.

The determination of whether the Participant is associated with the competing organization will be left solely up to the Committee and such determination will be final.

5.11 This Plan is established under and will be construed according to the laws of the State of Delaware, except to the extent preempted by ERISA or other federal regulations.


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